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                  ADDENDUM TO REPORT OF THE AUDIT COMMITTEE
                OF THE BOARD OF DIRECTORS OF CENDANT CORPORATION



         On August 24, 1998, the Audit Committee (the "Committee") of the Board of Directors of Cendant Corporation (the "Company") approved the Report prepared by Willkie Farr & Gallagher ("Counsel" or "Willkie Farr") and Arthur Andersen LLP ("AA), subject to the condition that the Form 10-K/A delivered to the Committee in draft form on August 24, 1998 be unchanged in any material respect from the final version as ultimately filed. On August 26, 1998, the Company advised Counsel for the Committee that the final Form 10-K/A will not be filed as soon as had been expected and will differ from the draft 10-K/A with respect to certain matters involving revenue recognition which have been the subject of recent discussions between the Company and the SEC. The Company has advised that it is its view, with which Willkie Farr and AA concur, that the changes to the draft 10-K/A will have no material effect on the Report. Accordingly, the Committee hereby approves the Report as final, subject to its right to review the final Form 10-K/A as filed and to ask Willkie Farr and AA to determine whether amendments to the Report are appropriate.